UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 5, 2007

FORGENT NETWORKS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

108 Wild Basin Road

Austin, Texas  78746

(Address of principal executive offices and zip code)

(512) 437-2700

(Registrant’s telephone
number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 11, 2007, Forgent Networks, Inc. (“Forgent”) (d/b/a Asure Software) filed a Current Report on Form 8-K, Item 1.01 announcing Forgent’s entrance into an agreement to acquire iSarla, Inc., a Delaware corporation doing business as “iEmployee” (“iEmployee”).  Pursuant to the Agreement and Plan of Merger, dated as of September 11, 2007 (the “Merger Agreement”), by and among Forgent, Cheetah Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Forgent (“Merger Sub”), iEmployee, and the Principal Stockholders of iEmployee party thereto, Merger Sub would merge with and into iEmployee (the “Merger”).  iEmployee, as the surviving entity, would become a wholly-owned subsidiary of Forgent.  iEmployee is a software company that provides on-demand human resources management software and services.

As of October 5, 2007, Forgent completed the acquisition of iEmployee. Pursuant to the Merger Agreement, at the effective time of the merger, Merger Sub, a wholly-owned subsidiary of the Company, merged with and into iEmployee. As a result, iEmployee became a wholly-owned subsidiary of the Forgent. Under the terms of the Merger Agreement, $6,602,336 cash will be paid and 5,094,786 shares of Forgent common stock will be issued. The cash portion of the merger consideration will be paid with Forgent’s cash on hand.  The stock portion of the merger consideration will be paid in shares of unregistered common stock.

Forgent will deposit 15% of the merger consideration to be held in escrow and distributed to the iEmployee stockholders within eighteen (18) months of the closing of the Merger, subject to certain adjustments, holdbacks and offsets.

In connection with the Merger, Forgent entered into a Registration Rights Agreement with certain iEmployee stockholders, which provides certain registration rights to such stockholders in the event that Forgent subsequently registers certain securities.

Pursuant to Instruction B.4 to Form 8-K and applicable regulations and releases, a copy of the Merger Agreement with respect to the acquisition transaction reported under this Item 2.01 will be filed as an exhibit not later than  the Quarterly Report on Form 10-Q for Forgent’s current fiscal quarter ending October 31, 2007.  All summaries and descriptions of documents set forth above are qualified in their entirety by the documents themselves, filed as an exhibit or exhibits to a later report.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.01 above is hereby incorporated herein by reference. In connection with the merger described in Item 2.01 of this Current Report on Form 8-K, completed as of October 5, 2007, Forgent will issue 5,094,786 unregistered shares of common stock of the Company in reliance upon the exemptions from registration under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Commission Rule 506 of Regulation D promulgated under the Securities Act. Under the terms of the Merger Agreement, only security holders of iEmployee that qualify as accredited investors (as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) will be issued shares of common stock of the Company in connection with the transaction. Under the terms of the Merger Agreement, security holders of iEmployee that do not qualify as accredited investors will receive cash in lieu of shares of common stock of the Company.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired to be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information to be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORGENT NETWORKS, INC.

Date: October 12, 2007	By:	/s/ Jay C. Peterson
Jay C. Peterson
Chief Financial Officer